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                             HEIN + ASSOCIATES LLP
                         Certified Public Accountants
                      717 SEVENTEENTH STREET, SUITE 1600
                            DENVER, COLORADO  80202
              (303) 298-9600 (tel)          (303) 298-8118 (fax)



                         INDEPENDENT AUDITOR'S CONSENT








We consent to the incorporation by reference of our report dated March 3, 2000, accompanying the financial statements of Premier Concepts, Inc. in the Form S-8 Registration Statement of Premier Concepts, Inc. declared effective on October 14, 1997.




Hein + Associates LLP


Denver, Colorado
April 20, 2000